Exhibit 5 Opinion of Legal Counsel [Letterhead of Legal Counsel] _________________ October 31, 2002 Dendrite International, Inc. 1200 Mount Kemble Avenue Morristown, New Jersey 07960

Re:	Registration Statement on Form S-8 New Hire Option Grant Authorization

     We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Dendrite International, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 1,000,000 shares of common stock of the Company, no par value per share (the “Shares”) issuable pursuant to the Company’s New Hire Opton Grant Authorization Plan (the “Plan”).

     We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company. We have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

     In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Shares, when and as issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, PITNEY, HARDIN, KIPP & SZUCH LLP